SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 8 – Other Events

Item 8.01  Other Events

On October 5, 2010, Tri-Valley Corporation (the “Company”) received notice by letter that the NYSE Amex LLC (the “Exchange”) had accepted the Company’s plan of compliance (the “Plan”).  In accepting the Company’s Plan, the Exchange granted the Company an extension until March 31, 2011, for the continued listing of the Company’s common stock and for the Company to regain compliance with the continued listing standards (the “Plan Period”) subject to quarterly progress reviews by the Exchange during the Plan Period.

As previously disclosed, the Company is not in compliance with Section 1003(a)(iii) of the Exchange’s Company Guide (the “Company Guide”) with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.

On August 2, 2010, the Company submitted its Plan to the Exchange that set forth the actions it had taken and additional actions it proposed to take to return the Company to compliance with the applicable standards in the Company Guide.

In its letter of October 5, 2010, the Exchange agreed to continue the listing of the Company subject to completion of an equity offering of approximately $1,500,000 by October 31, 2010, and completion of an additional underwritten public offering of approximately $5,000,000 by December 31, 2010.

On October 11, 2010, the Company issued a press release announcing that the Company had received the notice from the Exchange.  A copy of the press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1                      Press Release dated October 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: October 11, 2010	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer